SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                                      July 13, 1998
                Date of Report (Date of earliest event reported)



                                       GP Strategies Corporation
               (Exact Name of Registrant as Specified in Charter)



         Delaware                    1-7234                    13-1926739
  (State or Other Juris-           (Commission             (I.R.S. Employer
diction of Incorporation)          File Number)             Identification No.)



9 West 57th Street, New York, New York                           10019
(Address of principal executive offices)                       (Zip Code)



                                 (212) 826-8500
              (Registrant's telephone number, including area code)





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Item 2.           Acquisition or, Disposition of Assets.

                  On July 13, 1998, General Physics Corporation ("General Physics"), a Delaware corporation and a wholly-owned subsidiary of GP Strategies Corporation (the "Company"), completed its acquisition of substantially all of the operations, assets, properties, rights and business of The Deltapoint Corporation ("Deltapoint") and in connection therewith, assumed certain of the liabilities of Deltapoint, pursuant to the Asset Purchase Agreement, dated as of July 13, 1998 between General Physics and Deltapoint. Deltapoint is a Seattle, Washington based management consulting firm focused on large systems change and lean-enterprise, with primarily 500 clients operating in the aerospace, pharmaceutical, manufacturing, health care and telecommunications industries. General Physics purchased Deltapoint for approximately $6.3 million in cash and a future earnout, as described in the Asset Purchase Agreement filed as an exhibit hereto.

                  The $6.3 million cash consideration of the purchase price was derived from funds borrowed by the Company and General Physics, pursuant to the Company's Credit Agreement dated as of June 15, 1998 (the "Credit Agreement"), with Key Bank, N.A., Mellon Financial Services Corporation, Summit Bank, The Dime Savings Bank of New York, FSB, and Fleet Bank, National Association, as Agent, as Issuing Bank and as Arranger. The Credit Agreement provides for a secured credit facility of $80 million (the "Credit Facility") comprised of a revolving credit facility of $65 million for the Company, expiring on June 15, 2001, and a five-year term loan of $15 million to General Physics Canada Ltd. At the option of the Company or GP Canada, as the case may be, the interest rate on any loan under the Credit Facility may be based on an adjusted prime rate or Eurodollar rate, as described in the Credit Agreement.

         The acquired operations and assets were used by Deltapoint in its business of providing management consulting services to the manufacturing and service industry (the "Business"). General Physics intends to use such assets in operating the Business.

Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements of businesses acquired.

                           (1) At the present time it is  impracticable  to file
the financial statements required by this item.
However, such statements will be filed not later than sixty (60) days.

                  (b)      Pro Forma Financial Information.

                           (1) At the present time it is  impracticable  to file
the pro forma financial information required by this item. However, such statements will be filed not later than sixty (60) days.


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                  (c) Exhibits.

  Exhibit No.                                        Exhibit

        10 Asset Purchase Agreement, dated as of July 13, 1998, between General Physics Corporation and The Deltapoint Corporation.

        99         Press Release, dated July 13, 1998.


                                    Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             GP STRATEGIES CORPORATION
                                                   (Registrant)



Dated:  July 27, 1998                        By:   Scott N. Greenberg
                                                   ------------------
                                                   Executive Vice President
                                                   and Chief Financial Officer



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                                  EXHIBIT INDEX

  Exhibit No.                     Description                             Page

       10                  Asset Purchase Agreement, dated as of
                           July 13, 1998, General Physics Corporation and The Deltapoint Corporation.

       99                  Press Release, dated July 13, 1998.